Exhibit 99.1

Name	Trade Date	Buy/ Sell	No. of Shares/ Quantity	Unit Cost	Strike Price	Trade Amount	Security	Expiration Date

Pershing Square International, Ltd.*	June 1, 2012	Sell	23,174	$51.02	N/A	$1,182,337	Common Stock	N/A

Name	Trade Date	Buy/ Sell	No. of Shares/ Quantity	Unit Cost	Strike Price	Trade Amount	Security	Expiration Date

Pershing Square, L.P.	June 1, 2012	Buy	23,174	$51.02	N/A	$1,182,337	Common Stock	N/A

Represents a rebalancing transaction
*	Includes positions held by PSRH, Inc., a wholly-owned subsidiary of Pershing Square International, Ltd.